Exhibit 2.1

EXECUTION VERSION

Certain information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the company if publicly disclosed. [***] indicates the redacted confidential portions of this exhibit.

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 3, 2020 (this “Amendment”), is made by and among Helios Technologies, Inc., a Florida corporation (“Parent”), Vitality Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), BWG Holdings I Corp, a Delaware corporation (the “Company”), ICM Holdco I Corp., a Delaware corporation (“Topco”), and SBF II Representative Corp., a Delaware corporation (“Equityholder Representative”), solely in its capacity as Equityholder Representative hereunder.

RECITALS

WHEREAS, Parent, Merger Sub, the Company, Topco, and the Equityholder Representative are party to that certain Agreement and Plan of Merger, dated as of October 9, 2020 (as amended, modified, or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, pursuant to, and in accordance with, Section 10.8 of the Merger Agreement, the parties hereto desire to amend the Merger Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Equitable Adjustment of Options.

a.

Notwithstanding anything to the contrary in the Merger Agreement, the parties hereto hereby agree that the Company shall be permitted, in connection with the Reorganization Transactions, to equitably adjust all Options (the “Balboa Options”) in accordance with the terms and conditions of the 2015 BWG Holdings I Corp Stock Option Plan (the “BWG Option Plan”) related to a Change in Capitalization (as defined in the BWG Option Plan), such that (1) the exercise price of each Balboa Option shall be reduced by multiplying (a) the current exercise price of a Balboa Option by (b) a fraction, the numerator of which is the fair market value of one share of Class B Common Stock as of the Closing, and the denominator of which is equal to the total fair market value of the sum of (i) one share of Class B Common

Stock as of the Closing and (ii) one share of Class B Topco Stock as of the Closing (the new exercise price of a Balboa Option, the “Revised Exercise Price”), and (2) each Optionholder shall receive an option issued by Topco (collectively, the “Topco Options”) to acquire one share of Class B Topco Stock for each Balboa Option held by such Optionholder. The exercise price of each Topco Option shall be calculated by multiplying (a) the current exercise price of a Balboa Option by (b) a fraction, the numerator of which is equal to the fair market value of one share of Class B Topco Stock as of the Closing, and the denominator of which is equal to the fair market value of the sum of (i) one share of Class B Common Stock as of the Closing and (ii) one share of Class B Topco Stock as of the Closing.

b.

Notwithstanding anything to the contrary in the Merger Agreement, and without limitation of Section 2(a) hereof, at the Effective Time, by virtue of the Merger, each Balboa Option, whether vested or unvested, shall be converted into and represent the right to receive, in respect of each share of Class B Common Stock underlying such Balboa Option, an amount in cash, without interest, equal to (1) the Aggregate Merger Cash Consideration Per Share minus (2) the Revised Exercise Price for such share of Class B Common Stock pursuant to such Balboa Option, and in no event shall any Balboa Option be entitled to receive whole or fractional shares of Class B Topco Stock by virtue of the Merger. No payment of any kind shall be made in respect of any Balboa Option that has a Revised Exercise Price that is equal to or greater than the Aggregate Merger Cash Consideration Per Share.

c.

To the extent that any provision of the Merger Agreement requires the distribution of whole or fractional shares of Class B Topco Stock in settlement of a Balboa Option, the Merger Agreement shall be interpreted to disregard such provision.

d.

For the avoidance of doubt, except as required to give effect to this Section 2, nothing in this Section 2 shall amend or modify the provisions of Section 2.5, Section 2.6, Section 2.7, Section 2.8, or Section 10.1 of the Merger Agreement.

3.	Company Service Provider List.

a.	Section 6.13 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

6.13 Company Service Provider List. The Company shall update and deliver to Parent an updated Company Service Provider List no later than three (3) Business Days prior to the Closing Date to reflect any terminations and new hires and relocations permitted by or consented to by Parent (if required) pursuant to Section 6.1(a).

b.

The Parties acknowledge that an updated Company Service Provider list was delivered to Parent on October 27, 2020. If the Closing Date is on or after November 11, 2020, the Company shall update and deliver to Parent an updated Company Service Provider List no later than three (3) Business Days prior to the

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Closing Date to reflect any terminations and new hires and relocations permitted by or consented to by Parent (if required) pursuant to Section 6.1(a).

4.	Indemnification. Exhibit H of the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

5.	Definitions.

a.	The following terms shall be added to Section 1.1 of the Merger Agreement:

“Amendment” means the First Amendment to Agreement and Plan of Merger among the Parties and the Equityholder Representative, dated as of November 3, 2020.

“Topco Option” means an option issued by Topco pursuant to Section 2(a) of the Amendment.

b.	The term “Class A Topco Stock” in Section 1.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Class A Topco Stock” means the Class A Common Stock, par value $0.01 per share, of Topco.

6.

No Other Amendments. Except as expressly amended hereby, the Merger Agreement and all exhibits, schedules, documents, instruments, and agreements related thereto shall remain in full force and effect. This Amendment and the Merger Agreement shall hereafter be read and construed together as a single document, and all references in the Merger Agreement or any agreement or instrument related to the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to October 9, 2020.

7.

Counterparts. This Amendment may be executed in any number of counterparts (including counterparts transmitted via facsimile or in .pdf or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

8.

Miscellaneous. The provisions set forth in Sections 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.13, 10.14, 10.15, 10.16, 10.18, 10.19, and 10.21 of the Merger Agreement are hereby incorporated by reference and shall apply to this Amendment, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

BWG HOLDINGS I CORP

By: ______________________________

Name: Eric Kownacki

Title: Vice President

ICM HOLDCO I CORP.

By: ______________________________

Name: Eric Kownacki

Title: Vice President

SBF II REPRESENTATIVE CORP.

By: ______________________________

Name: Alan Wilkinson

Title: Chairman

[Signature Page to First Amendment to Agreement and Plan of Merger]

HELIOS TECHNOLOGIES, INC.

By: ______________________________

Name:
Title:

VITALITY MERGER SUB, INC.

By: ______________________________

Name:
Title:

[Signature Page to First Amendment to Agreement and Plan of Merger]

Exhibit H

Specific Indemnities

1.	[***]